SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant	[ X ]

Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[	]	Definitive Additional Materials
[ X ]	Soliciting Material Pursuant to Rule 14a-12

BANCORP RHODE ISLAND, INC.

______________________________________________________________________________

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(A)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was distributed to Bancorp Rhode Island, Inc. employees on January 30, 2009.

January 30, 2009

Dear Fellow Employees:

The Board of Directors of BancorpRI announced today that it intends to nominate for re-election current Directors Karen Adams, Meredith A. Curren, Bogdan Nowak, Cheryl W. Snead and John A. Yena. We feel privileged that these highly successful business and community leaders have agreed to devote their time and efforts on behalf of the shareholders, customers and employees of BancorpRI.

A dissident investor group, which includes PL Capital, LLC and its principals, John W. Palmer and Richard J. Lashley, has indicated its intention to file its own proxy statement for several shareholder proposals. We intend to evaluate those proposals and determine whether or not they are in the interests of our shareholders.

The Board of Directors firmly believes that we can continue to grow a superior banking franchise, just as we have done so successfully since the Bank’s founding. We are confident that the Board’s nominees will be important contributors to our effort.

I appreciate your support and ongoing efforts to in this challenging environment and encourage you to get in touch with me if you have any questions.

Sincerely,

Merrill W. Sherman
President and CEO

IMPORTANT INFORMATION

BancorpRI will file a proxy statement in connection with its 2009 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on January 30, 2009.

INFORMATION REGARDING PARTICIPANTS

Bancorp Rhode Island, Inc. ("BancorpRI"), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with BancorpRI's upcoming 2009 annual meeting of shareholders. Each of the directors of BancorpRI and each of the officers and employees of BancorpRI who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of BancorpRI beneficially owned by each of these persons as of January 30, 2009.

______________________________________________________________________________

Name	Title	Shares of Common Stock Owned*
Malcolm G. Chace (a)	Chairman and Director	557,995
Merrill W. Sherman (b)	President and Chief Executive Officer and Director	283,920
Anthony F. Andrade (c)	Director	53,500
Karen Adams (d)(e)	Director	5,275
John R. Berger (f)	Director	5,568.6077
Richard L. Bready (g)	Director	3,500
Ernest J. Chornyei, Jr. (h)(i)	Director	114,500
Meredith A. Curren (d)	Director	4,800
Mark R. Feinstein (j)	Director	20,000
Edward J. Mack II (k)	Director	4,675
Michael E. McMahon (l)	Director	5,500
Bogdan Nowak (j)(m)	Director	25,300
Pablo Rodriguez, M.D. (n)	Director	4,500
Cheryl W. Snead (o)	Director	6,000
John A. Yena (f)	Director	11,500

James V. DeRentis (p)	Vice President of BancorpRI and Executive Vice President and Chief Business Officer of Bank Rhode Island	44,821.588
Margaret D. Farrell (q)	Secretary	8,600
Stephen Hourhan	Vice President – Investor Relations of Bank Rhode Island	0
Mark J. Meiklejohn (r)	Executive Vice President and Chief Lending Officer of Bank Rhode Island	8,951
Linda H. Simmons (s)	Chief Financial Officer and Treasurer of BancorpRI and Bank Rhode Island	29,045
Tiffany Sy	Principal Accounting Officer of BancorpRI	0
Robert H. Wischnowsky	Vice President of BancorpRI and Executive Vice President for Operations and Technology, and Chief Information Officer of Bank Rhode Island	0

_____________________

*

If applicable, shares of common stock owned includes shares owned by the spouse, children and certain other relatives of the director, officer or employee, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest and shares acquirable pursuant to options which are presently or will become exercisable within 60 days after January 30, 2009.

(a)

Includes (i) 56,949 shares of which are held in a grantor trust over which Mr. Chace has sole voting power and sole power to direct the disposition, (ii) 12,000 shares of which are held in trust for which Mr. Chace acts as sole trustee and over which Mr. Chace has sole voting power and sole power to direct the disposition, (iii) 80,473 shares of which are held in trusts for which Mr. Chace acts as co-trustee and over which Mr. Chace shares voting power and the power to direct the disposition, (iv) 394,073 shares of which are held in trusts for which an immediate family member of Mr. Chace acts as a trustee and over which Mr. Chace is deemed to share voting power and the power to direct the disposition, (v) 10,000 shares are held by a non-profit corporation of which Mr. Chace is President, and (vi) 4,500 shares of which are owned by Mr. Chace’s spouse. Mr. Chace expressly disclaims any economic or beneficial interest in 25,275 of the shares held by certain trusts referenced in clause (ii) and (iii) and the 10,000 shares held by a non-profit corporation referenced in clause (v) with respect to which Mr. Chace has voting power but no pecuniary interest.

(b)	Includes 20,500 shares held in a custodial account, 129,010 that may be acquired pursuant to options and 2,775 shares of restricted stock. .
(c)	Includes 3,500 shares that may be acquired pursuant to options.
(d)	Includes 2,500 shares that may be acquired pursuant to options.
(e)	Includes 325 shares held by Ms. Adams' spouse.
(f)	Includes 1,000 shares that may be acquired pursuant to options.
(g)	Includes 1,500 shares that may be acquired pursuant to options.
(h)	Includes 3,500 shares that may be acquired pursuant to options.
(i)	Includes 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.
(j)	Includes 4,000 shares that may be acquired pursuant to options.
(k)	Includes 2,500 shares that may be acquired pursuant to options.
(l)	Includes 2,000 shares that may be acquired pursuant to options.
(m)	Includes 10,000 shares held by an investment company of which Mr. Nowak is a control person.

(n)	Includes 3,000 shares that may be acquired pursuant to options.
(o)	Includes 5,000 shares that may be acquired pursuant to options.
(p)	Includes 36.970 shares that may be acquired pursuant to options and 1,190 shares of restricted stock.
(q)	Includes 1,400 shares held by spouse’s retirement plan.
(r)	Includes 7,946 shares that may be acquired pursuant to options and 510 shares of restricted stock.
(s)	Includes 27,170 shares that may be acquired pursuant to options and 1,265 shares of restricted stock.

BancorpRI will file a proxy statement in connection with its 2009 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of the proxy materials may be requested by contacting our proxy solicition.